Capstone Social Ethics and Religious Values Fund

                      Investment Company Services Agreement

      This AGREEMENT, dated as of the 15th day of August, 1998, made by and between the Capstone Social Ethics and Religious Values Fund (the "Trust"), a business trust operating as an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the Commonwealth of Massachusetts, and Declaration Service Company ("Declaration"), a corporation duly organized under the laws of the Commonwealth of Pennsylvania (collectively, the "Parties").

                                WITNESSETH THAT:

      WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Declaration; and

      WHEREAS, the Parties desire to enter into an agreement whereby Declaration will provide the services to the Trust as specified herein and set forth in particular in Schedule "A" which is attached hereto and made a part hereof.

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                               GENERAL PROVISIONS

      Section 1. Appointment. The Trust hereby appoints Declaration as servicing agent and Declaration hereby accepts such appointment. In order that Declaration may perform its duties under the terms of this Agreement, the Board of Trustees of the Trust shall direct the officers, investment adviser(s), legal counsel, independent accountants and custodian of the Trust to cooperate fully with Declaration and, upon request of Declaration, to provide such information, documents and advice relating to the Trust which Declaration requires to execute its responsibilities hereunder. In connection with its duties, Declaration shall be entitled to rely, and will be held harmless by the Trust when acting in reasonable reliance, upon any instruction, advice or document relating to the Trust as provided to Declaration by any of the aforementioned persons on behalf of the Trust. All fees charged by any such persons acting on behalf of the Trust will be deemed an expense of the Trust.

      Any services performed by Declaration under this Agreement will conform to the requirements of:

      (a) the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;

      (b) any other applicable provision of state and federal law;

      (c) the provisions of the Trust Instrument and the By-Laws as amended from time to time and delivered to Declaration;

      (d) any policies and determinations of the Board of Trustees of the Trust which are communicated to Declaration; and

      (e) the policies of the Trust as reflected in the Trust's registration statement as filed with the U.S. Securities and Exchange Commission.

      Nothing in this Agreement will prevent Declaration or any officer thereof from providing the same or comparable services for or with any other person, firm or corporation. While the services supplied to the Trust may be different than those supplied to other persons, firms or corporations, Declaration will provide the Trust equitable treatment in supplying services. The Trust recognizes that it will not receive preferential treatment from Declaration as compared with the treatment provided to other Declaration clients.

      Section 2.  Duties and Obligations of Declaration.

      Subject to the provisions of this Agreement, Declaration will provide to the Trust the specific services as set forth in Schedule "A" attached hereto.

      Section 3.  Definitions.  For purposes of this Agreement:

      "Certificate" will mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement. To be effective, such Certificate shall be given to and received by the custodian and shall be signed on behalf of the Trust by any two of its designated officers, and the term Certificate shall also include instructions communicated to the custodian by Declaration.

      "Custodian" will refer to that agent which provides safekeeping of the assets of the Trust.

      "Instructions" will mean communications containing instructions transmitted by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications, computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.

      "Oral Instruction" will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Declaration in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to Declaration to be a person or persons so authorized by a resolution of the Board of Trustees of the Trust to give Oral Instructions to Declaration on behalf of the Trust.

      "Shareholders" will mean the registered owners of the shares of the Trust in accordance with the share registry records maintained by Declaration for the Trust.

      "Shares" will mean the issued and outstanding shares of the Trust.

      "Signature Guarantee" will mean the guarantee of signatures by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

      "Written Instruction" will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Declaration in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Declaration to be the signature of a person or persons so authorized by a resolution of the Board of Trustees of the Trust, or so identified by the Trust to give Written Instructions to Declaration on behalf of the Trust.

      Concerning Oral and Written Instructions For all purposes under this Agreement, Declaration is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Trust or its agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written
      Instruction or Oral Instruction in the form of a document or written record shall be delivered. In cases where Declaration receives an Instruction, whether Written or Oral, to enter a portfolio transaction onto the Trust's records, the Trust shall cause the broker/dealer
      executing  such  transaction  to  send  a  written   confirmation  to  the
      Custodian.

      Declaration shall be entitled to rely on the first Instruction received. For any act or omission undertaken by Declaration in compliance therewith, it shall be free of liability and fully indemnified and held harmless by the Trust, provided however, that in the event a Written or Oral
      Instruction  received by  Declaration  is  countermanded  by a  subsequent
      Written or Oral Instruction received prior to acting upon such countermanded Instruction, Declaration shall act upon such subsequent Written or Oral Instruction. The sole obligation of Declaration with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires Declaration to act, the Trust shall give Declaration specific Written Instruction as to the action required.

      The Trust will file with Declaration a certified copy of each resolution of the Trust's Board of Trustees authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

      Section 4.  Indemnification.

      (a) Declaration, its directors, officers, employees, shareholders, and agents will be liable for any loss suffered by the Trust resulting from the willful misfeasance, bad faith, negligence or disregard on the part of Declaration in the performance of its obligations and duties under this Agreement.

      (b) Any director, officer, employee, shareholder or agent of Declaration, who may be or become an officer, director, employee or agent of the Trust, will be deemed, when rendering services to the Trust, or acting on any business of the Trust (other than services or business in connection with Declaration' duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or under the control or direction of Declaration even though such person may be receiving compensation from Declaration.